Exhibit 1-1

                           FIRSTENERGY VENTURES CORP.
                     Consolidated Balance Sheet (Unaudited)
                                 March 31, 2003
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                     $   3,939
    Receivables:
      Customers                                                        -
      Associated companies                                           15,761
      Other                                                           3,522
    Notes receivable from associated companies                       22,080
    Material and supplies                                             4,471
    Prepayments and other                                             2,287
                                                                   --------
                                                                     52,060
                                                                   --------

PROPERTY, PLANT AND EQUIPMENT:
    In service                                                      212,208
    Less: Accumulated provision for depreciation                     14,989
                                                                   --------
                                                                    197,219
    Construction work in progress                                     1,507
                                                                   --------
                                                                    198,726
                                                                   --------

INVESTMENTS:
    Pension investments                                                -
    Other                                                            20,456
                                                                   --------
                                                                     20,456
                                                                   --------

DEFERRED CHARGES:
    Goodwill                                                             67
    Accumulated deferred income taxes assets                            137
    Other                                                             3,368
                                                                   --------
                                                                      3,572
                                                                   --------

         TOTAL ASSETS                                             $ 274,814
                                                                   ========



LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                              $   2,787
    Notes payable to associated companies                             8,331
    Accounts payable
      Other                                                             277
      Associated companies                                            1,400
    Accrued taxes                                                       376
    Accrued interest                                                    745
    Other      248
          --------
                                                                     14,164

CAPITALIZATION:
    Common stockholders' equity                                     115,750
    Long-term debt                                                  140,996
                                                                   --------
                                                                    256,746
                                                                   --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                                  -
    Accumulated deferred investment tax credits                        -
    Other                                                             3,904
                                                                   --------
                                                                      3,904
                                                                   --------

         TOTAL LIABILITIES & CAPITALIZATION                       $ 274,814
                                                                   ========

                                                                 Exhibit 1-1


                           FIRSTENERGY VENTURES CORP.
                  Consolidated Statement of Income (Unaudited)
                                 (In Thousands)


                                                                Three Months
                                                                   Ended
                                                               March 31, 2003
                                                               --------------

REVENUES                                                         $   9,264

EXPENSES:

    Other operating expenses                                         4,395
       and amortization                                              2,785
    General taxes                                                       77
                                                                    ------
         Total expenses                                              7,257
                                                                    ------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                                                     2,007

NET INTEREST CHARGES:

    Interest expenses                                                2,302
    Capitalized interest                                               (11)
                                                                    ------
         Net interest charges                                        2,291
                                                                    ------

INCOME TAXES                                                          (120)
                                                                    ------

NET INCOME/(LOSS)                                                $    (164)
                                                                    ======

                                                                 Exhibit 1-2

                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                     Consolidated Balance Sheet (Unaudited)
                                 March 31, 2003
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                  $  13,466
    Receivables:
      Customers                                                     -
      Associated companies                                           426
      Other                                                       89,426
    Notes receivable from associated companies                      -
    Material and supplies                                          7,773
    Prepayments and other                                            873
                                                                --------
                                                                 111,964
                                                                --------

INVESTMENTS:
    Nonutility property, net                                      27,838
    Other                                                          2,403
                                                                --------
                                                                  30,241
                                                                --------

DEFERRED CHARGES:
    Goodwill                                                     155,693
    Accumulated deferred income taxes assets                        -
    Other                                                           -
                                                                --------
                                                                 155,693
                                                                --------

         TOTAL ASSETS                                          $ 297,898
                                                                ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
    Currently payable long-term debt                           $     436
    Short-term borrowings                                            130
    Notes payable to associated companies                         23,068
    Accounts payable
      Other                                                       37,209
      Associated companies                                           256
    Accrued taxes                                                    527
    Accrued interest                                                -
    Other                                                         18,014
                                                                --------
                                                                  79,640
                                                                --------

CAPITALIZATION:
    Common stockholders' equity                                  205,979
    Long-term debt                                                 7,614
                                                                --------
                                                                 213,593
                                                                --------

DEFERRED CREDITS:
    Accumulated deferred income taxes                              1,574
    Other                                                          3,091
                                                                --------
                                                                   4,665
                                                                --------

         TOTAL LIABILITIES & CAPITALIZATION                    $ 297,898
                                                                ========

                                                                  Exhibit 1-2


                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                  Consolidated Statement of Income (Unaudited)
                                 (In Thousands)


                                                             Three Months
                                                               Ended
                                                            March 31, 2003
                                                            --------------

REVENUES                                                      $  77,068

Direct costs of revenue                                          67,892
                                                                -------

Gross profit                                                      9,176

Selling, general and administrative
    expenses                                                     10,588
Depreciation                                                      1,400
Accrual for loss contracts                                            -
                                                                -------

Operating income before goodwill
    and purchase agreement incentive plans                       (2,812)

Purchase agreement incentive plans                                   30
                                                                -------

Operating income                                                 (2,842)

Interest income                                                     202
Interest expense                                                   (408)
Gain/(loss) on sale of fixed assets                                  52
Other income                                                         57
                                                                -------
Total other income/(expense)                                        (97)
                                                                -------

Income before income taxes                                       (2,939)

Provision for income taxes                                       (1,202)
                                                                -------

Net income/(loss)                                             $  (1,737)
                                                                =======